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                                                                  Exhibit 21

                             AMERITECH SUBSIDIARIES
                              as of March 22, 1999




AMCI Partnership Holdings, Inc.                                   Delaware
Ameritech Advanced Data Services of Illinois, Inc.                Delaware
Ameritech Advanced Data Services of Indiana, Inc.                 Delaware
Ameritech Advanced Data Services of Michigan, Inc.                Delaware
Ameritech Advanced Data Services of Ohio, Inc.                    Delaware
Ameritech Advanced Data Services of Wisconsin, Inc.               Delaware
Ameritech Belgium Assets, LLC                                     Delaware
Ameritech Belgium Leasing, Inc.                                   Delaware
Ameritech Canada, Inc.                                            Delaware
Ameritech C777, Inc.                                              Delaware
Ameritech Capital Funding Corporation                             Delaware
Ameritech Cayman Islands Investments, Inc.                        Delaware
Ameritech Center Phase I, Inc. (Jointly owned by AIT and ASI)     Delaware
Ameritech Communications International, Inc.                      Delaware
Ameritech Communications of Illinois, Inc.                        Delaware
Ameritech Communications of Wisconsin, Inc.                       Delaware
Ameritech Communications, Inc.                                    Delaware
AMERITECH CORPORATION                                             Delaware
Ameritech Credit Corporation (d/b/a Ameritech Capital Services)   Delaware
Ameritech CT Acquisition Corporation                              Delaware
Ameritech Denmark, Inc.                                           Delaware
Ameritech Denmark Funding Corporation                             Delaware
Ameritech Denmark Holdings, LLC                                   Delaware
Ameritech Development Corporation                                 Delaware
Ameritech Global Gateway Services, Inc.                           Delaware
Ameritech Health Connections, Inc.                                Delaware
Ameritech Information Access, LLC                                 Delaware
Ameritech Information Industry Services, Inc.                     Delaware
Ameritech Information Systems, Inc.                               Delaware
Ameritech Intellectual Properties, Inc.                           Delaware
Ameritech Interactive Media, Inc.                                 Delaware
Ameritech Interactive Media Services, Inc.                        Delaware
Ameritech International Belgium, LLC                              Illinois
Ameritech International Business Development Corporation          Illinois
Ameritech International China, LLC                                Delaware
Ameritech International Denmark Corporation                       Delaware
Ameritech International Holdings Company                          Delaware
Ameritech International, Inc.                                     Delaware
Ameritech International Spain, SL                                 Delaware
Ameritech France S.A. Progiciels de Bibliotheques                 France
Ameritech Library Services, Inc.                                  Delaware
Ameritech Library Services (Canada), Inc.                         Canada
Ameritech Library Services Limited (U.K.)                         U.K.
Ameritech Library Services Limited (Ireland)                      Ireland
Ameritech Library Services PTY Ltd. (Australia)                   Australia
Ameritech Luxembourg, S.a.r.l.                                    Luxembourg
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Ameritech Managed Services, Inc.                                  Delaware
Ameritech Management Corporation                                  Delaware
Ameritech Management Services Company, LLC                        Delaware
Ameritech Media Ventures, Inc.                                    Delaware
Ameritech Mobile Communications of Wisconsin, Inc.                Wisconsin
Ameritech Mobile Communications, Inc.                             Delaware
Ameritech Mobile Data, Inc.                                       Delaware
Ameritech Mobile Phone Service of Chicago, Inc.                   Illinois
Ameritech Mobile Phone Service of Cincinnati, Inc.                Delaware
Ameritech Mobile Phone Service of Detroit, Inc.                   Delaware
Ameritech Mobile Phone Service of Illinois, Inc.                  Illinois
Ameritech Mobile Services, Inc.                                   Delaware
Ameritech Mobile Services of Wisconsin, Inc.                      Wisconsin
Ameritech New Media, Inc.                                         Delaware
Ameritech New Zealand Funding Corporation                         Delaware
Ameritech New Zealand Investments, Inc.                           Delaware
Ameritech Payphone Services of Indiana, Inc.                      Indiana
Ameritech Payphone Services of Michigan, Inc.                     Michigan
Ameritech Payphone Services of Wisconsin, Inc.                    Wisconsin
Ameritech Payphone Services of Ohio, Inc.                         Ohio
Ameritech Payphone Services, Inc.                                 Delaware
Ameritech Publishing of Illinois, Inc.                            Illinois
Ameritech Publishing, Inc.                                        Delaware
Ameritech Services, Inc. (Jointly owned by the Bell companies)    Delaware
Ameritech Telecommunications Services Company                     Delaware
Ameritech Wireless Communications, Inc.                           Delaware
Ameritech XV, Inc.                                                Delaware
Ameritech XX, Inc.                                                Delaware
Clover Communications, Inc.                                       Maryland
Clover Communications South, Inc.                                 Maryland
Clover Technologies, Inc.                                         Maryland
CyberTel Cellular Management Corporation                          Delaware
CyberTel Corporation                                              Illinois
CyberTel Financial Corporation                                    Delaware
CyberTel Minneapolis Paging Corporation                           Delaware
CyberTel St. Louis Paging Corporation                             Delaware
DonTech Publishing Company, LLC                                   Illinois
Dynix Corporation                                                 Delaware
Gensub, Inc.                                                      Missouri
GSAA, Inc.                                                        Delaware
Illinois Bell Telephone Company (d/b/a Ameritech Illinois)        Illinois
Indiana Bell Telephone Company, Incorporated
  (d/b/a Ameritech Indiana)                                       Indiana
Joseph International Sales, Inc.                                  Virgin Islands
Metrocom Communications, Inc.                                     Delaware
Michigan Bell Telephone Company (d/b/a Ameritech Michigan)        Michigan
ORC Acquisition Corporation                                       Delaware
Quentin International Sales, Inc.                                 Virgin Islands
SecurityLink from Ameritech Holdings, Inc.                        Delaware
SecurityLink from Ameritech, Inc.                                 Delaware
SecurityLink from Ameritech, Ltd. (Canada)                        Canada
SecurityLink from Ameritech of Puerto Rico                        Puerto Rico
SecurityLink from Ameritech S.A. de C.V.                          Mexico
Starline Insurance Company                                        Vermont
The Ohio Bell Telephone Company (d/b/a Ameritech Ohio)            Ohio

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Wer Liefert Was?                                                  Germany
Wer Liefert Was? AG                                               Switzerland
Wer Liefert Was? Ges.m.b.H.                                       Austria
Wisconsin Bell, Inc. (d/b/a Ameritech Wisconsin)                  Wisconsin
3026186 Nova Scotia Company                                       Canada



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